Redacted - Fees have been excluded because they are both (1) not material and (2) would likely cause competitive harm to the Registrant if publicly disclosed.

FORM OF AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT dated as of [] (the “Effective Date”), to the Second Amended and Restated Custody Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement;

    WHEREAS, the parties had previously entered into an Amended and Restated Custody Agreement, dated December 6, 2012 (the “AR Custody Agreement”);

    WHEREAS, the parties desire to amend the Agreement to update the fee schedule and the following fund names for Scharf Investments, LLC to reflect their conversion into exchange traded funds; and
•Scharf ETF (formerly, Scharf Fund)
•Scharf Global Opportunity ETF (formerly, Scharf Global Opportunity Fund)

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, Exhibit V to the Agreement is hereby superseded and replaced by the Exhibit for Scharf Investments, LLC attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISORS SERIES TRUST            U.S. BANK, N.A.

By: ______________________________        By: ______________________________
Name: ___________________________        Name: ___________________________
Title: ____________________________         Title: ____________________________
Date: ____________________________        Date: ____________________________

ADVISORS SERIES TRUST
Custody Agreement
Exhibit for Scharf Investments, LLC

Name of ETF Series and Applicable Fees
Scharf ETF
Scharf Global Opportunity ETF

Adviser’s Signature below acknowledges approval of the fee schedules on this Exhibit for Scharf Investments, LLC.

Scharf Investments, LLC

By:_____________________________
Name: ________________________
Title: ________________________
Date:________________________

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